UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our current report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2008. We undertake no obligation to publicly update the forward-looking statements or reflect events or circumstances after the date of this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2008, Jason J. Kulpa resigned from his position as Director of Morlex, Inc. (the “Company”). At the time of his resignation, Mr. Kulpa was not serving on any committees of the Company’s Board of Directors (“Board”).

Mr. Kulpa did not submit a written letter of resignation to the Company. The Company believes that Mr. Kulpa resigned from his position as Director as a result of the following circumstances.

As previously disclosed, on June 29, 2008 Mr. Kulpa resigned from his position as Chief Executive Officer of the Company. Following his resignation, the Board of Directors of the Company proposed the appointment of a special committee of the Board (the “Special Committee”) to negotiate and approve the terms of the separation between Mr. Kulpa and the Company, which would include a mutual release of claims between Mr. Kulpa, on the one hand, and the Company and its subsidiaries, on the other hand. In connection therewith, the Board of Directors proposed that the Special Committee be authorized to explore any claims that the Company may have against Mr. Kulpa or his affiliated entities, and any claims that Mr. Kulpa may have against the Company or otherwise in connection with his role as the Chief Executive Officer of the Company. The Board proposed that the Special Committee should consist of Messrs. Berman, Keyes, Mooney and Cicogna, representing directors of the Company not affiliated with Ad Authority, Inc. prior to its acquisition by the Company. Mr. Kulpa objected to the proposed composition of the Special Committee. Mr. Kulpa further objected to the Company’s proposed short-term bridge financing on the grounds that he did not have sufficient information about the proposal. The Special Committee, consisting of Messrs. Berman, Keyes, Mooney and Cicogna was appointed on July 22, 2008.

The Company has provided to Mr. Kulpa a copy of this Item 5.02 disclosure, and an opportunity to furnish to the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received from Mr. Kulpa with the Securities and Exchange Commission as an exhibit by an amendment to this Current Report on Form 8-K within two business days after receipt.

Effective as of July 22, 2008, Ronald S. Loshin was elected by the Board of Directors to fill the vacancy on the Company’s Board of Directors caused by Mr. Kulpa’s resignation. As of July 24, 2008, Mr. Loshin was also appointed to the Special Committee.

Mr. Loshin founded Bank Lease Consultants, Inc., now BLC Associates, Inc. (“BLC”), a pre-eminent consulting company in consumer vehicle leasing, in 1981. He serves as Chairman of BLC, is Managing Director of its venture capital and M&A divisions and is actively engaged in its litigation support unit. He is also Founder and Managing Director of The Association of Consumer Vehicle Lessors whose member companies represent over 80% of all consumer vehicle leases in the nation.

Mr. Loshin has served as a Board member and/or in advisory capacities to eCommerce enterprises across broad sectors that include automobile sales and financing, vehicle remarketing, electronic liens and titles, vehicle auctions, vehicle finance and lease-related insurance and fleet leasing services. Beginning in 2004, Mr. Loshin became active in providing advisory services and establishing financial services to support the importation of Chinese vehicles into North America. His venture capital activities have extended beyond the auto sector to include biotech and nano technology enterprises. Since 2006, Mr. Loshin has been a Director of the eCommerce enterprise, First Wives World, L.L.C., and has been active in the company’s business development and management. Mr. Loshin also currently serves on the Board of Directors of VINtek, Inc., the New York Theatre Ballet Company, and C.S. Bioscience, Inc. and the Executive Council of WIN Products, Inc.

Mr. Loshin represented the principal segments of the automobile industry in developing and negotiating an industry-backed omnibus state-leasing bill, the landmark New York Motor Vehicle Retail Leasing Act. He then worked closely with The Federal Reserve Board to help revise Regulation M, the implementing regulation for the Consumer Leasing Act, which now protects American consumers as well as safeguarding responsible competitors from irresponsible competition.

Mr. Loshin is an economist and graduate of New York University's Leonard Stern School of Business.  He attended graduate school at the London School of Economics followed by the University of California, Berkeley, where he held a post-doctoral fellowship in economics.

Mr. Loshin may be deemed to beneficially own 727,760 shares of common stock, par value $.001 per share, of the Company (“Common Stock”), representing approximately 1.90% of the outstanding Common Stock. In addition, Mr. Loshin may be deemed to beneficially own 200,000 shares of non-convertible, mandatorily redeemable preferred stock, par value $.001 per share, of Duncan Media Group, Inc. (“Duncan”); and 200,000 shares of non-convertible preferred stock, par value $.001 per share, of RightSide Holdings, Inc. (“RightSide”). As previously reported, Duncan and RightSide are subsidiaries of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: July 24, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer